UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of International Game Technology, a Nevada corporation (the “Company”), was held on February 10, 2015 in Las Vegas, Nevada (the “Special Meeting”) to vote on the proposals set forth in the Company’s proxy statement dated January 2, 2015 and first mailed to the Company’s stockholders on or about January 7, 2015. A total of 181,020,201 shares of the Company’s common stock, out of a total of 248,666,077 outstanding shares of common stock entitled to vote as of January 2, 2015 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the proposals is set forth below.

Proposal to Approve the Merger Agreement

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve the Agreement and Plan of Merger, dated as of July 15, 2014, as amended, by and among the Company, GTECH S.p.A., GTECH Corporation (solely with respect to Section 5.02(a) and Article VIII), Georgia Worldwide PLC (formerly known as Georgia Worldwide Limited) and Georgia Worldwide Corporation (the “Merger Agreement”). Approximately 99.1% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
179,472,016	1,279,081	269,104	N/A

Proposal to Approve, on an  Advisory Basis, Merger-Related Compensation Arrangements of the Company’s Named Executive Officers

At the Special Meeting, the Company’s stockholders also voted upon and approved, on a non-binding, advisory basis, a proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement. Approximately 94.2% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
170,489,790	9,543,379	987,032	N/A

Item 7.01.  Regulation FD Disclosure.

On February 10, 2015, the Company issued a press release announcing that (i) the Merger Agreement had been approved by the Company’s stockholders and (ii) the Company’s Board of Directors declared a cash dividend of $0.11 per share on its common stock. The dividend is payable on March 20, 2015 to stockholders of record on March 6, 2015.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of International Game Technology dated February 10, 2015 Announcing Results of Special Meeting of Stockholders and the Declaration of a Quarterly Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: February 10, 2015	By:	/s/ Paul C. Gracey, Jr.
Paul C. Gracey, Jr.
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release of International Game Technology dated February 10, 2015 Announcing Results of Special Meeting of Stockholders and the Declaration of a Quarterly Dividend